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                                                                     EXHIBIT 8.1

                                 TAX OPINION OF
                       AKERMAN, SENTERFITT & EIDSON, P.A.

                                 June 10, 1997

Florida Panthers Holdings, Inc.
100 Northeast Third Avenue
Second Floor
Ft. Lauderdale, Florida 33301

       Re: Certain Federal Income Tax Consequences Relating to the Transfer of Assets by the Boca Partnership to Panthers BRHC, a Florida Limited Partnership in Exchange for Non-Managing General Partnership Interest in Panthers BRHC and to the Managing General Partner and Limited Partner, Partners in Panthers BRHC, in Exchange for Fee Shares, Warrants and Rights.

     We have acted as your legal counsel in connection with the above transaction (the "Contribution and Exchange") as set forth in an Amended and Restated Contribution and Exchange Agreement dated as of March 20, 1997 (the "Agreement") between you, Panthers BRHC, the Boca Partnership, BRMC, L.P. and BRMC Corporation. In connection with that representation, we prepared the summaries under the sections titled "SUMMARY -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "THE CONTRIBUTION AND EXCHANGE -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" (the "Tax Summaries") which are contained in the Registration Statement on Form S-4 with respect to the shares of your Class A Common Stock issuable upon exercise of the Rights and Warrants, and in the Solicitation Statement/Prospectus filed as part of the Registration Statement, filed with the Securities and Exchange Commission on June 10, 1997. This letter refers to the above Registration Statement, the Solicitation Statement/Prospectus and all Schedules, Annexes and Exhibits thereto and all amendments made thereto through the date hereof collectively as the "Registration Statement." Capitalized terms used herein have the meaning they have in the Registration Statement.

     The Tax Summaries are incorporated by reference into this opinion. We hereby confirm that our opinion regarding the material federal income tax consequences of the Contribution and Exchange are set forth in the Tax Summaries.

     As noted in the Tax Summaries, the Tax Summaries do not purport to deal with all aspects of federal income taxation that might be relevant to particular Limited Partners in light of their personal circumstances or status. Nor do the Tax Summaries discuss the federal income tax consequences to certain types of Limited Partners subject to a special treatment under the federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt organizations, foreign corporations or nonresident alien individuals. Moreover, the Tax Summaries do not describe the effect of any applicable state, local or foreign tax laws.

     In rendering the above opinion, we have examined such documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement; (2) the Agreement; and (3) other necessary documents. In our review, we have assumed, with your consent, that the documents that we reviewed in proposed form will executed in substantially the same form. We have also assumed, with your consent, that all facts, representations and statements set forth in the documents we reviewed are true and correct in all material respects, and that the Contribution and Exchange will be consummated in accordance with the Agreement. We have also assumed that all obligations imposed by any such documents on the parties thereto have been, or will be, performed or satisfied in accordance with their terms, that documents have been, or will be, properly executed and that copies of documents conform to the originals thereof.

     The opinions set forth in this letter are also based upon certain representations as of the date hereof of Panthers Holdings and Panthers BRHC attached hereto as Exhibit "A" and the Boca Partnership attached hereto as Exhibit "B". If any of the representations or any of the above assumptions are not accurate, our opinions and the Summary may not be accurate and could change.

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Florida Panthers Holdings, Inc.
June 10, 1997
Page  2

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference made to this opinion and the firm in the first paragraph of the "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" section of the Registration Statement.

     This opinion is rendered as of the date hereof and is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice. An opinion of counsel is not binding on the IRS or a court. Legislative, judicial or administrative changes or interpretations could alter or modify, or affect the continued validity, of the statements or conclusions in either the Tax Summaries or this opinion. We undertake no obligation to advise you of any change in any matter set forth herein or in the Tax Summaries after the date hereof.

                                          Respectfully submitted,

                                          /s/ Akerman, Senterfitt & Eidson, P.A.

                                          AKERMAN, SENTERFITT & EIDSON, P.A.

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

                                  EXHIBIT "A"

                             REPRESENTATION LETTER
                      PROVIDED BY PANTHERS HOLDINGS, INC.
                     TO AKERMAN, SENTERFITT & EIDSON, P.A.

                                 JUNE 10, 1997

Akerman, Senterfitt & Eidson, P.A.
Suntrust International Center
28th Floor
One S.E. 3rd Avenue
Miami, Florida 33131-1704

Gentlemen:

     You have acted as our legal counsel in connection with the above transaction (the "Contribution and Exchange") as set forth in an Amended and Restated Contribution and Exchange Agreement dated as of March 20, 1997 (the "Agreement") between Panthers Holdings, Inc. ("Holdings"), Panthers BRHC, the Boca Partnership, BRMC, L.P. and BRMC Corporation. In connection with that representation, you prepared the summary under the section titled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" (the "Summary") which is contained in the Registration Statement on Form S-4 with respect to shares of Class A Common Stock issuable upon exercise of the Rights and Warrants, and also contained in the Solicitation Statement/Prospectus filed as part of the Registration Statement, filed with the Securities and Exchange Commission on June 10, 1997. This letter refers to the above Registration Statement, the Solicitation Statement/Prospectus and all Schedules, Annexes and Exhibits thereto, and all amendments made thereto through the date hereof, collectively as the "Registration Statement." Capitalized terms used herein and not otherwise defined in this letter have the meaning they have in the Registration Statement.

     In connection with your above duties as legal counsel to Holdings, Holdings has requested your legal opinion as to the following federal income tax matters:

          (i) Panthers BRHC will be taxed as a partnership for federal income tax purposes;

          (ii) the consummation of the transaction contemplated by the Agreement (the "Contribution and Exchange") should not cause the Boca Partnership to become a publicly-traded partnership and taxed as a corporation for federal income tax purposes; and

          (iii) the Summary fairly describes the material federal income tax consequences to the Limited Partners of the Boca Partnership relating to the Contribution and Exchange.

     In connection with the above opinions, the undersigned, Holdings and Panthers BRGP Corporation, as the general partner of Panthers BRHC, for itself on behalf Panthers BRHC, makes the representations set forth below. We understand that these representations will be relied upon by you in rendering the above opinions.

     1. To the best of the knowledge of the officers and directors of Holdings, matters set forth in the Registration Statement relating to the Holdings are true and accurate in all material respects.

     2. Assuming all necessary consents and approvals are obtained and the closing of the Contribution and Exchange, all transactions contemplated in the Registration Statement and in the Agreement will take place in all material respects as described therein.

     3. The Panthers BRHC is a duly organized and validly existing limited partnership under the laws of the State of Florida and, after the closing of the Contribution and Exchange, will remain as such a limited partnership.

     4. Each of the agreements and documents referred to in the Agreement will be executed in substantially the same form as contemplated in the Agreement or the current drafts thereof, and the Panthers BRHC will operate in accordance with, and comply with, the terms thereof.

     5. Holdings will cause a wholly-owned subsidiary of Holdings to become a limited partner in the Boca Partnership.

     6. Holdings will cause the wholly-owned subsidiary of Holdings to purchase all of the Units of limited partnership interests in the Boca Partnership upon the exercise of Rights.

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Akerman, Senterfitt & Eidson, P.A.
June 10, 1997
Page  2

     7. Neither Holdings nor the wholly-owned subsidiary described in 5 and 6, above, will acquire the Units for resale.

     8. Holdings will cause another wholly-owned subsidiary of Holdings to acquire the partnership interests of the Boca General Partner upon the exercise by such Partner of Rights, and this subsidiary will not acquire the interests for resale.

     9. Holdings has no current plan or intention to add a significant or substantial new line of business to Panthers BRHC after the consummation of the Contribution and Exchange.

     10. Panthers BRHC was formed and will be operated with a profit motive.

     11. Panthers BRHC will make all distributions of operating cash flow only as contemplated in the Agreement.

     We have reviewed the proposed form of your opinion letter and consent to the assumptions and limitations therein.

                                          Sincerely,

                                          FLORIDA PANTHERS HOLDINGS, INC.

                                          By:
                                             --------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                          PANTHERS BRHC LIMITED

                                          BY: PANTHERS BRGP CORPORATION, for
                                              itself and as
                                            sole general partner of Panthers
                                              BRHC Limited

                                            By:
                                               ------------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------
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                                  EXHIBIT "B"

                             REPRESENTATION LETTER
                     TO BE PROVIDED BY BOCA PARTNERSHIP TO
                       AKERMAN, SENTERFITT & EIDSON, P.A.

                                 June 10, 1997

Akerman, Senterfitt & Eidson, P.A.
Suntrust International Center
28th Floor
One S.E. 3rd Avenue
Miami, Florida 33131-1704

Gentlemen:

     You have acted as legal counsel to Florida Panthers Holdings, Inc. ("Holdings") in connection with an Amended and Restated Contribution and Exchange Agreement dated as of March 20, 1997 (the "Agreement") among Holdings, Panthers BRHC Limited, Boca Raton Hotel and Club Limited Partnership (the "Boca Partnership"), BRMC, L.P. and BRMC Corporation. In connection with that representation, we understand that you prepared the summary under the section titled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" (the "Summary") which is contained in the Registration Statement on Form S-4 with respect to shares of Class A Common Stock of Holdings issuable upon the exercise of the Rights and Warrants, and also contained in the Solicitation Statement/Prospectus filed as part of such Registration Statement, filed with the Securities and Exchange Commission on June 10, 1997. This letter refers to the above Registration Statement, the Solicitation Statement/Prospectus and all Schedules, Annexes and Exhibits thereto, and all amendments made thereto through the date hereof, collectively as the "Registration Statement." Capitalized terms used herein and not otherwise defined in this letter have the meaning they have in the Registration Statement.

     In connection with your above duties as legal counsel to Holdings, Holdings has requested your legal opinion in relevant part as to the following federal income tax matters:

          (i) the consummation of the transaction contemplated by the Agreement (the "Contribution and Exchange") should not cause the Boca Partnership to be treated as a publicly-traded partnership for federal income tax purposes; and

          (ii) the Summary fairly describes the material federal income tax consequences to the Limited Partners of the Boca Partnership relating to the Contribution and Exchange.

     In connection with the above opinion, the undersigned, as the general partner of the Boca Partner which is the general partner of the Boca Partnership, for itself on behalf of the Boca Partner and the Boca Partnership, makes the representations set forth below. We understand that these representations will be relied upon by you in rendering the above opinions.

     1. To the best of the knowledge of the officers and directors of BRMC Corporation, matters set forth in the Registration Statement relating to the Boca Partnership are true and accurate in all material respects.

     2. Assuming all necessary consents and approvals are obtained and the closing of the Contribution and Exchange, all transactions contemplated in the Registration Statement and in the Agreement will take place in all material respects as described therein.

     3. The Boca Partnership is a duly organized and validly existing limited partnership under the laws of the State of Florida and, after the closing of the Contribution and Exchange, will remain as such a limited partnership.

     4. Each of the agreements and documents referred to in the Agreement will be executed in substantially the same form as contemplated in the Agreement or the current drafts thereof, and the Boca Partnership will operate in accordance with, and comply with, the terms thereof.

     5. The Boca General Partner (or its predecessor) became the general partner of the Boca Partnership on January 15, 1993.

     6. Except for certain items noted in Section 5.20 of the Agreement, substantially all of the liabilities of the Boca Partnership to be assumed by Panthers BRHC, whether or not repaid as of or shortly after the closing of the Contribution and Exchange, are described as follows: (i) debt incurred by the Boca Partnership before March 20, 1995 (or incurred since that date, but the proceeds of which can be specifically allocated or traced to repay the earlier debt (refinancing debt)) and encumbering property to be transferred by Boca

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Akerman, Senterfitt & Eidson, P.A.
June 10, 1997
Page  2

Partnership to Panthers BRHC; (ii) debt not described in (i) but which was not incurred in anticipation of the Contribution and Exchange; (iii) debt that is specifically allocable and traceable to capital improvements with respect to property to be contributed to Panthers BRHC; or (iv) a liability or debt that was incurred in the ordinary course of the trade or business of Boca Partnership. For purposes of the liability noted in (ii), above, the Boca Partnership will follow the notification procedure set forth in Treasury Regulation Section 1.707-8.

     7. Attached hereto as Schedule "A" is the Premier Club Membership Plan, Club Rules and Regulation and a Premier Club New Member Application (including the Conditions thereto), collectively the "Membership Documents."

          (i.) Since January 15, 1993, paragraph 4(a) of the Club Rules and Regulations has been a part of the Membership Documents.

          (ii.) To the best of the knowledge of the Boca Partnership and the Boca General Partner, the statement in 7(i) is accurate for periods prior to January 15, 1993, and on or after the formation of the Club.

     8. Except for the Units issued as a part of the original offering in 1983, the Boca Partnership has not issued additional Units.

     9. After the date hereof and the closing of the Contribution and Exchange, the Boca Partnership will not issue additional Units.

     10. There are a total of 253 Class A Units outstanding held of record by a total of 327 Limited Partners.

     11. No Class A Unit outstanding held of record by a Limited Partner is less than 12.5 percent of a whole Unit.

     12. Since January 15, 1993, and for periods prior thereto to the best knowledge of the Boca General Partner and BRMC Corporation, there have not been transfers of Units in the Boca Partnership, including by redemption of Units, in any taxable year of the Boca Partnership beginning after December 31, 1987, which, in the aggregate, represent a transfer of more than 5 percent of the total interests in the Boca Partnership's capital or profits. For purposes of the preceding sentence, transfers at death, transfers to a spouse, children, grandchildren, brothers and sisters and parents and transfers of a more than 5 percent of the total interests in Boca Partnership's capital or profits during any thirty (30) calendar day period are excluded.

     13. Since January 15, 1993, and for periods prior thereto to the best knowledge of the Boca General Partner and BRMC Corporation, (i) Units were not regularly traded by brokers and dealers who made a market in such Units, or (ii) Units were not readily bought, sold or otherwise transferred in a manner that is comparable, economically, to trading on an established securities market such as the New York Stock Exchange or the NASDAQ Stock Market.

     14. After the date hereof and after the closing of the Contribution and Exchange, the Boca General Partner in accordance with Paragraph 13 of the Limited Partnership Agreement of the Boca Partnership will not (i) permit the transfer of less than 12.5 percent of a whole Unit, including a transfer upon the exercise of Rights, or (ii) permit the transfer of all or a portion of a Unit, including a transfer upon the exercise of Rights, so that after the transfer, the transferor owns less than 12.5 percent of a whole Unit.

     15. After the date hereof and after the closing of the Contribution and Exchange, the Boca General Partner will not recognize or otherwise consent to
(i) any transfer of Units through or to a broker, dealer, partnership matching service or other secondary market or substantial equivalent thereof and (ii) any transfer pursuant to a tender offer other than sales made by Unitholders upon exercise of the Rights.

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Akerman, Senterfitt & Eidson, P.A.
June 10, 1997
Page  3

     We hereby consent to the inclusion of this letter as an exhibit to the opinion, or to a summary of the above representations in the opinion.

                                          Sincerely,

                                          BOCA RATON HOTEL AND CLUB LIMITED
                                          PARTNERSHIP

                                          By: BRMC, L.P., a Delaware limited
                                              partnership, for itself and as
                                              general partner of the Boca
                                              Partnership

                                            By: BRMC CORPORATION, a Delaware
                                                corporation, for itself and as
                                                general partner of BRMC, L.P.

                                               By:
                                                  ----------------------------
                                                 Theodore V. Fowler
                                                 Chief Executive Officer

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